EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 333-225535) pertaining to the 2016 Equity Incentive Plan, 2018 Incentive Award Plan and 2018 Employee Share Purchase Plan of MeiraGTx Holdings plc,

(2)   Registration Statement (Form S-3 No. 333-232527) of MeiraGTx Holdings plc, and

(3)   Registration Statement (Form S-3 No. 333-232677) of MeiraGTx Holdings plc;

of our report dated March 11,  2020, with respect to the consolidated financial statements of MeiraGTx Holdings plc included in this Annual Report (Form 10-K) of MeiraGTx Holdings plc for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Stamford, Connecticut

March 11,  2020